FITLIFE BRANDS

Q3 2014 Operating Results | November 2014

Safe Harbor Statement

Statements in this presentation that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this presentation. Such factors may include, but are not limited to: the ability of the Company to continue to grow revenue; and the Company's ability to continue to achieve positive cash flow given the Company's existing and anticipated operating and other costs. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Total Revenue


Q3 2014 Revenue +12%
Millions
$5.6
$5.5
$5.4
$5.3
$5.2
$5.1
$5.0
$4.9
$4.8
$4.7
$4.6
$4.5
$4.9
$5.5
2013 2014


2014 YTD Revenue +11%
Millions
$18.0
$17.5
$17.0
$16.5
$16.0
$15.5
$15.0
$16.0
$17.8
2013 2014

FITLIFE BRANDS

Net Income


Q3 2014 Net Income +16%
Thousands
$580
$560
$540
$520
$500
$480
$460
$440
$564
$486
2013
2014


2014 YTD Net Income +41%
Thousands
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,183
$1,543
2013
2014

FITLIFE BRANDS

Earnings Per Share



Q3 2014 Diluted EPS +40%
$0.08
$0.07
$0.06
$0.05
$0.04
$0.03
$0.02
$0.01
$0.00
$0.05
$0.07
2013
2014



2014 YTD Diluted EPS +47%
$0.30
$0.25
$0.20
$0.15
$0.10
$0.05
$0.00
$0.17
$0.25
2013
2014

FITLIFE BRANDS

Target Operating Results

	3-5 Year Targets	YTD 2013	YTD 2014	Q3 '13	Q3 '14
Gross Margin	33% to 37%	36.8%	36.2%	35.8%	33.6%
Operating Expenses	23% to 28%	26.8%	22.8%	25.9%	22.0%
Net Margin	6% to 8%	9.6%	12.3%	9.9%	10.3%

FITLIFE BRANDS

Balance Sheet

	Dec. 2013 (in 000's)	Sept. 2014 (in 000's)	Details
Cash	$3,305	$3,618	
A/R DSO	30	50	DSO Target 45 – 60 days
Inventory turns	4.2x	5.1x	Target 4 to 6 turns
Long-term Debt	$2,436	$2,071	5-year term @ 3.6%
Line of Credit	$437	$437	$3 million total line
Equity	$4,809	$7,213	

Net Margin

Net Margin – Target 6% to 8%

- 3Q 2014 – 10.3%
- Consistently within or above targeted range


20.0%
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
Net Margin – Target 6% to 8%
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Q3 2012
Q4 2012
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Q1 2014
Q2 2014
Q3 2014

* 4Q 2012 excludes tax benefit of approximately $700K

FITLIFE BRANDS